Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated September 2, 2026, relating to the consolidated financial statements of Ferrox Critical Minerals Ltd. for the year ended December 31, 2025, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement. /s/ DAVIDSON & COMPANY LLP Chartered Professional Accountants Vancouver, Canada November 12, 2026